Exhibit 16.17(oo)

PROXY

[                    ], A SERIES OF WT MUTUAL FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 21, 2012

The undersigned, revoking previous proxies, hereby appoint(s) Edward W. Diffin, Jr. and John C. McDonnell, or any one of them, proxies of the undersigned, with full power of substitution, to vote all shares of the series of WT Mutual Fund, as indicated above, which the undersigned is entitled to vote at a Special Meeting of Shareholders of WT Mutual Fund to be held at 3:00 p.m. Eastern Time on February 21, 2012, at the principal executive offices of WT Mutual Fund at 1100 North Market Street, Wilmington, Delaware 19890, and at any adjournments thereof. All powers may be exercised by two or more of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. This proxy shall be voted on the proposal described in the Combined Prospectus/Proxy Statement as specified on the reverse side. Receipt of the Notice of Special Meeting of Shareholders and the accompanying Combined Prospectus/Proxy Statement is hereby acknowledged. This proxy is solicited on behalf of the Board of Trustees of WT Mutual Fund.

If more than one of the proxies, or their substitutes, are present at the Meeting or any adjournment thereof, they jointly (or, if only one is present and voting then that one) shall have authority and may exercise all powers granted hereby. This Proxy, when properly executed, will be voted in accordance with the instructions marked by the undersigned on the reverse side. If no specification is made, this proxy will be voted “FOR” the proposal listed herein and in the discretion of the proxies upon such other business as may properly come before the Meeting.

Please vote, date and sign on reverse side and return promptly in enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the WT Mutual Fund Shareholder Meeting to Be Held on February 21, 2012. The Combined Prospectus/Proxy Statement for this meeting is available at: www.proxyvote.com